Exhibit 99.1
Red Robin Gourmet Burgers, Inc. Reports Results for the Fiscal Fourth Quarter and Fiscal Year Ended December 31, 2023
1.6% increase in fiscal 2023 comparable restaurant revenue
$57.7 million improvement in net loss and a 33% increase in Adjusted EBITDA during fiscal 2023

Englewood, CO – February 28, 2024 – Red Robin Gourmet Burgers, Inc. (NASDAQ: RRGB) ("Red Robin" or the "Company"), a full-service restaurant chain serving an innovative selection of high-quality gourmet burgers in a family-friendly atmosphere, today reported financial results for the fiscal fourth quarter and year ended December 31, 2023.
Highlights for the Fourth Quarter Fiscal of 2023 Compared to the Fourth Quarter Fiscal of 2022:
•Total revenues are $309.0 million, an increase of $19.4 million, inclusive of an additional week in the quarter.
•Comparable restaurant revenue(1) decreased 2.7%.
•Net loss is $13.7 million, an improvement of $31.0 million from a net loss of $44.7 million during the same period of 2022.
•Adjusted EBITDA(2) is $10.6 million, a 26% increase.
Highlights for Fiscal 2023 Compared to Fiscal 2022:
•Total revenues are $1.3 billion, an increase of $37.5 million.
•The fifty-third week in 2023 contributed $24.5 million of restaurant revenue.
•Comparable restaurant revenue(1) increased 1.6%.
•Net loss is $21.2 million, an improvement of $57.7 million from a net loss of $78.9 million during 2022.
•Adjusted EBITDA(2) is $68.9 million, a 33% increase.
•Completed two Sale-Leaseback transactions, generating net proceeds of $58.8 million and a gain, net of expenses of $29.4 million.
•Repaid $24.9 million of debt and repurchased $10.0 million of stock.
(1)    Comparable restaurant revenue represents revenue from Company-owned restaurants that have operated five full quarters as of the 52 weeks ending December 24, 2023. The comparable restaurant base includes 408 and 406 restaurants in the fourth quarter and full year, respectively, out of the total 415 Company-owned restaurants.
(2)    See below for a reconciliation of adjusted EBITDA, a non-GAAP measure, to Net loss.
G.J. Hart, Red Robin’s President and Chief Executive Officer said, “2023 was a successful transformational year for our iconic brand. Operationally, we made significant investments in what we serve and how we serve it to ensure the Guest experience at Red Robin is a memorable one and we continue to receive positive feedback from Guests. Financially, we made substantial progress by delivering a 1.6% increase in comparable restaurant revenue, a 33% increase in Adjusted EBITDA, and we strengthened our balance sheet by completing two tranches of sale-leaseback transactions to reduce our long-term debt by almost $25 million dollars.”
Hart concluded, “While we have made significant progress across all points of our North Star Plan, 2023 was only the first step of our multi-year strategy. In 2024 we expect continued operational execution of a great Guest experience, additional marketing support and new campaigns to communicate the upgrades we have made, the launch of our new loyalty program, and aligning incentives under our Partner compensation model, will accelerate our path to achieve our goal - to bring Guests back into our restaurants for connection over craveable food that only Red Robin can provide.”
Fourth Quarter and Full Year 2023 Financial Summary Compared to 2022:
The following table presents financial results for the fiscal fourth quarter and full year of 2023, compared to results from the same period in 2022:

	Thirteen Weeks Ended	Twelve Weeks Ended	Fifty-Three Weeks Ended	Fifty-Two Weeks Ended
	December 31, 2023	December 25, 2022	December 31, 2023	December 25, 2022
Total revenues (millions)	$309.0	$289.6	$1,303.0	$1,265.5
Restaurant revenues (millions)	301.0	278.6	$1,274.3	$1,230.2
Net loss (millions)	(13.7)	(44.7)	$(21.2)	$(78.9)
Income (loss) from operations (millions)	(8.0)	(39.9)	$4.5	$(57.5)
Income (loss) from operations as a percent of total revenues	(2.6)%	(13.8)%	0.3%	(4.5)%
Restaurant Level Operating Profit (millions)(1)	$36.8	$31.6	$164.0	$159.5
Restaurant Level Operating Profit Margin(1)	12.2%	11.3%	12.9%	13.0%
Adjusted EBITDA (millions)(2)	$10.6	$8.4	$68.9	$51.7
Net loss per diluted share ($ per share)	$(0.87)	$(2.81)	$(1.34)	$(4.98)
Adjusted loss per diluted share ($ per share)(3)	$(0.66)	$(1.38)	$(1.44)	$(3.32)
(1)    See Schedule II for a reconciliation of Restaurant Level Operating Profit and Restaurant Level Operating Profit Margin, non-GAAP measures, to Income (loss) from operations and Income (loss) from operations as a percentage of total revenues, respectively.
(2)    See Schedule III for a reconciliation of Adjusted EBITDA, a non-GAAP measure, to Net income (loss).
(3)    See Schedule I for a reconciliation of Adjusted income (loss) per diluted share, a non-GAAP measure, to Net income (loss) per diluted share.
Balance Sheet and Liquidity
As of December 31, 2023, the Company had outstanding borrowings under its credit facility of $189.1 million, in addition to amounts issued under letters of credit of $7.7 million, and liquidity of approximately $48.6 million including cash and cash equivalents and available borrowing capacity under its credit facility.
Sale-Leaseback Update
The Company anticipates it will complete a Sale-Leaseback transaction to sell and simultaneously lease-back from eight (8) to eleven (11) owned properties during the first quarter of fiscal 2024. Red Robin expects the transaction to generate gross proceeds of $20 million to $26 million and to use net proceeds from the transaction to repay debt.
Outlook for Fiscal 2024 and Guidance Policy
The Company provides guidance of select information related to the Company’s financial and operating performance, and such measures may differ from year to year. The projections are as of this date and the Company assumes no obligation to update or supplement this information.
The Company's Fiscal 2024 guidance metrics are as follows:
•Total revenue of $1.250 billion to $1.275 billion, including comparable restaurant revenue of a low single digit percentage decline.
•Restaurant level operating profit(1) of 12.5% to 13.5%, inclusive of investments in the Guest experience and rent expenses related to the sale leaseback transactions;
•Adjusted EBITDA of $60 million to $70 million(1);
•Capital expenditures of $25 million to $35 million.
Fiscal 2024 includes 52 weeks versus 53 weeks in fiscal 2023.
(1)    The Company has not provided a reconciliation of its Restaurant Level Operating Profit or Adjusted EBITDA outlook to the most comparable GAAP measure of Income (loss) from operations and Net income (loss), respectively. Providing Income (loss) from operations and Net Income (loss) guidance is potentially misleading and not practical given the difficulty of projecting event-driven transactional and other non-core operating items that are included in Income from operations and Net income (loss), including asset impairments, gains (losses) on asset dispositions and income tax valuation adjustments. The reconciliations of Restaurant Level Operating Profit and Adjusted EBITDA to Income (loss) from operations and Net income (loss), respectively, for the historical periods presented herein is indicative of the reconciliations that will be prepared upon completion of the periods covered by the non-GAAP guidance. Please refer to the historical period Reconciliation of Income (loss) from operations to Restaurant Level Operating Profit and Net income (loss) to EBITDA and Adjusted EBITDA included on Schedule II and Schedule III of this release, respectively.
Investor Conference Call and Webcast
Red Robin will host an investor conference call to discuss its fourth quarter and full year 2023 results, and outlook for fiscal 2024 today at 4:30 p.m. ET. The conference call can be accessed live over the phone by dialing 201-689-8560 which will be answered by an operator or by clicking Call Me. The conference call should be accessed at least 10 minutes prior to its scheduled start.
A replay will be available from approximately two hours after the end of the call and can be accessed by dialing 412-317-6671; the conference ID is 13744318. The replay will be available through March 6, 2024.
The call will be webcast live and later archived from the Company’s Investor Relations website.
Red Robin Gourmet Burgers, Inc. (NASDAQ: RRGB)

Red Robin Gourmet Burgers, Inc. (www.redrobin.com), is a casual dining restaurant chain founded in 1969 that operates through its wholly-owned subsidiary, Red Robin International, Inc., and under the trade name, Red Robin Gourmet Burgers and Brews. We believe nothing brings people together like burgers and fun around our table, and no one makes moments of connection over craveable food more memorable than Red Robin. We serve a variety of burgers and mainstream favorites to Guests of all ages in a casual, playful atmosphere. In addition to our many burger offerings, Red Robin serves a wide array of salads, appetizers, entrees, desserts, signature beverages and Donatos® pizza at select locations. It's now easy to enjoy Red Robin anywhere with online ordering available for to-go, delivery and catering, or you can download our new app for easy customization, access to the Red Robin Royalty® dashboard and more. There are more than 500 Red Robin restaurants across the United States and Canada, including those operating under franchise agreements. Red Robin… YUMMM®!
Forward-Looking Statements
Forward-looking statements in this press release regarding the Company's future performance; the implementation of the Company’s “North Star” plan and the anticipated impacts thereof; the completion of the Sale-Leaseback transaction and anticipated use of proceeds of such transaction; our new marketing program; the launch of our new loyalty program; operations simplification efforts; cost savings; our ability to drive traffic and bring Guests into the restaurant; efforts to grow sales; our ability to build upon investments and transformational changes, including product and menu enhancements and changes to the staffing model and compensation programs; anticipated uses of capital and planned investments; and statements under the heading “Outlook for Fiscal 2024 and Guidance Policy,” including with respect to total revenue, comparable restaurant revenue, restaurant level operating profit, selling, general and administrative costs, capital expenditures and Adjusted EBITDA; and all other statements that are not historical facts are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on assumptions believed by the Company to be reasonable and speak only as of the date on which such statements are made. Without limiting the generality of the foregoing, words such as "expect," "believe," "anticipate," "intend," "plan," "project," "could," "should," "will," "outlook" or "estimate," or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. Except as required by law, the Company undertakes no obligation to update such statements to reflect events or circumstances arising after such date and cautions investors not to place undue reliance on any such forward-looking statements. Forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those described in the statements, including but not limited to the following: the effectiveness of the Company's strategic initiatives, including our “North Star” plan, labor and service models, and operational improvement initiatives and our ability to execute on such strategic initiatives; the global and domestic economic and geopolitical environment; our ability to effectively compete in the industry and attract and retain Guests; the adequacy of cash flows and the cost and availability of capital or credit facility borrowings; a privacy or security breach or a failure of our information technology systems; the effectiveness and timing of the Company's marketing and branding strategies, including the loyalty program and social media platforms; changes in consumer preferences; leasing space including and the location of such leases in areas of declining traffic; changes in cost and availability of commodities; interruptions in the delivery of food and other products from third parties; pricing increases and labor costs; changes in consumer behavior or preference; expanding our restaurant base; maintaining and improving our existing restaurants; the transition and retention of our key personnel; our ability to recruit, staff, train, and retain our workforce; operating conditions, including adverse weather conditions, natural disasters, pandemics and other events affecting the regions where our restaurants are operated; actions taken by our franchisees that could harm our business or reputation; negative publicity regarding food safety or health concerns; protection of our intellectual property rights; changes in federal, state, or local laws and regulations affecting the operation of our restaurants; and an increase in litigation or legal claims by team members, franchisees, customers, vendors, stockholders. These factors should not be construed as exhaustive and should be read in conjunction with other cautionary statements and risk factors described from time to time in the Company's Form 10-K, Form 10-Q, and Form 8-K reports (including all amendments to those reports) filed with the U.S. Securities and Exchange Commission.
For media relations questions contact:
Kathleen Bush, Red Robin Gourmet Burgers, Inc.
kbush@redrobin.com
(303) 846-5114
For investor relations questions contact:
Jeff Priester, ICR
jeff.priester@icrinc.com
(332) 242-4370
Comparable Restaurant Revenue
The following table presents the comparable restaurant revenue in each quarter and the Full Year ("FY") total for fiscal 2023 compared to results from the same period in 2022:

	Comparable Restaurant Increase (Decrease) Over Prior Year
	Q1 2023	Q2 2023	Q3 2023	Q4 2023	FY 2023
Guest Traffic	0.6%	(6.0)%	(10.4)%	(7.6)%	(5.2)%

Average Guest Check
Menu Price Increase	7.2%	8.8%	7.7%	6.3%	7.5%
Menu Mix	0.8%	(2.1)%	(2.8)%	(2.4)%	(1.6)%
Discounts	—%	0.8%	2.1%	1.0%	0.9%
Total Guest Check	8.0%	7.5%	7.0%	4.9%	6.8%

Total Change in Comparable Restaurant Revenue	8.6%	1.5%	(3.4)%	(2.7)%	1.6%

RED ROBIN GOURMET BURGERS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Thirteen Weeks Ended	Twelve Weeks Ended	Fifty-Three Weeks Ended	Fifty-Two Weeks Ended
	December 31, 2023	December 25, 2022	December 31, 2023	December 25, 2022
Revenues:
Restaurant revenue	$300,987	$278,556	$1,274,294	$1,230,189
Franchise royalties, fees, and other revenue	8,038	11,044	28,752	35,345
Total revenues	309,025	289,600	1,303,046	1,265,534

Costs and expenses:
Restaurant operating costs (excluding depreciation and amortization shown separately below):
Cost of sales	72,791	72,226	308,962	306,509
Labor	114,697	100,292	473,538	440,564
Other operating	50,755	51,979	224,999	224,704
Occupancy	25,955	22,462	102,761	98,868
Depreciation and amortization	13,938	17,321	66,190	76,245
General and administrative	22,703	20,246	89,360	84,912
Selling	12,078	14,198	34,770	51,700
Pre-opening costs	2	55	587	568
Other charges, net	4,063	30,725	(2,663)	38,961
Total costs and expenses	316,982	329,504	1,298,504	1,323,031

Income (loss) from operations	(7,957)	(39,904)	4,542	(57,497)

Other expense:
Interest expense, net and other	5,919	4,487	25,460	20,639

Loss before income taxes	(13,876)	(44,391)	(20,918)	(78,136)
Income tax provision (benefit)	(143)	294	310	747
Net loss	$(13,733)	$(44,685)	$(21,228)	$(78,883)
Loss per share:
Basic	$(0.87)	$(2.81)	$(1.34)	$(4.98)
Diluted	$(0.87)	$(2.81)	$(1.34)	$(4.98)
Weighted average shares outstanding:
Basic	15,806	15,922	15,835	15,840
Diluted	15,806	15,922	15,835	15,840

RED ROBIN GOURMET BURGERS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)

(Unaudited)
	December 31, 2023	December 25, 2022
Assets:
Current assets:
Cash and cash equivalents	$23,634	$48,826
Accounts receivable, net	21,592	21,989
Inventories	26,839	26,447
Prepaid expenses and other current assets	11,785	12,938
Restricted cash	7,931	9,380
Total current assets	91,781	119,580
Property and equipment, net	261,258	318,517
Operating lease assets, net	361,609	361,432
Intangible assets, net	15,491	17,727
Other assets, net	11,795	14,889
Total assets	$741,934	$832,145

Liabilities and stockholders' equity:
Current liabilities:
Accounts payable	$27,726	$39,336
Accrued payroll and payroll-related liabilities	32,524	33,666
Unearned revenue	36,067	46,944
Current portion of operating lease obligations	43,819	47,394
Current portion of long-term debt	—	3,375
Accrued liabilities and other	46,201	49,498
Total current liabilities	186,337	220,213
Long-term debt	182,594	203,155
Long-term portion of operating lease obligations	383,439	393,157
Other non-current liabilities	10,006	13,831
Total liabilities	762,376	830,356

Stockholders' equity:
Common stock; $0.001 par value: 45,000 shares authorized; 20,449 shares issued; 15,528 and 15,934 shares outstanding as of December 31, 2023 and December 25, 2022	20	20
Preferred stock, $0.001 par value: 3,000 shares authorized; no shares issued and outstanding as of December 31, 2023 and December 25, 2022	—	—
Treasury stock 4,921 and 4,515 shares, at cost as of December 31, 2023 and December 25, 2022	(174,702)	(182,810)
Paid-in capital	229,680	238,803
Accumulated other comprehensive loss, net of tax	(22)	(34)
Accumulated deficit	(75,418)	(54,190)
Total stockholders' equity	(20,442)	1,789
Total liabilities and stockholders' equity	$741,934	$832,145

Reconciliation of Non-GAAP Results to GAAP Results
In addition to the results provided in accordance with Generally Accepted Accounting Principles ("GAAP") throughout this press release, the Company has provided Adjusted EBITDA, Adjusted net income (loss) and Adjusted net income (loss) per share - diluted, which are non-GAAP measurements. We define EBITDA as net income (loss) before interest expense, income taxes, and depreciation and amortization. Adjusted EBITDA, Adjusted net income (loss) and Adjusted net income (loss) per share-diluted are supplemental measures of our performance that are not required by or presented in accordance with GAAP. We believe these non-GAAP measures give the reader additional insight into the ongoing operational results of the Company, and are intended to supplement the presentation of the Company's financial results in accordance with GAAP. Adjusted EBITDA, Adjusted net income (loss) and Adjusted net income (loss) per share-diluted exclude the impact of non-operating or nonrecurring items including changes in estimate, asset impairments, litigation contingencies, gains (losses) on debt extinguishment, restaurant and office closure costs, gains on sale leaseback transactions, severance and executive transition costs and other non-recurring, non-cash or discrete items; net of income tax impacts. Other companies may define these non-GAAP measures differently, and as a result may not be directly comparable to those of other companies. Management believes this supplemental information will assist with comparisons of past and future financial results against the present financial results presented herein.
The Company believes restaurant level operating profit is an important measure for management and investors because it is widely regarded in the restaurant industry as a useful metric by which to evaluate restaurant level operating efficiency and performance. The Company defines restaurant level operating profit to be income from operations less franchise royalties, fees and other revenue, plus other charges (gains), net, pre-opening costs, selling costs, general and administrative expenses, and depreciation and amortization. The measure includes restaurant level occupancy costs that include fixed rents, percentage rents, common area maintenance charges, real estate and personal property taxes, general liability insurance, and other property costs, but excludes depreciation and amortization expense, substantially all of which is related to restaurant level assets, because such expenses represent historical sunk costs which do not reflect current cash outlay for the restaurants. The measure also excludes costs associated with selling, general, and administrative functions, pre-opening costs, as well as, other charges (gains), net because these costs are non-operating or nonrecurring and therefore not related to the ongoing operations of its restaurants. Restaurant level operating profit is not a measurement determined in accordance with GAAP and should not be considered in isolation, or as an alternative, to income (loss) from operations as an indicator of financial performance. Restaurant level operating profit as presented may not be comparable to other similarly titled measures of other companies in the Company's industry.

Schedule I
Reconciliation of Net income (loss) to Non-GAAP Adjusted Net income (loss) and Adjusted income (loss) per share - diluted
(In thousands, except per share data, unaudited)

	Thirteen Weeks Ended	Twelve Weeks Ended	Fifty-Three Weeks Ended	Fifty-Two Weeks Ended
	December 31, 2023	December 25, 2022	December 31, 2023	December 25, 2022
Net loss as reported	$(13,733)	$(44,685)	$(21,228)	$(78,883)
Gift card breakage(1)	480	—	480	(5,246)
Write-off of unamortized debt issuance costs(2)	—	—	—	1,727
Other charges, net:
Asset impairment	1,942	25,486	9,130	38,534
Gain on sale of restaurant property, net	(129)	—	(29,543)	(9,204)
Severance and executive transition	224	326	3,419	2,280
Other financing costs(3)	—	70	—	1,462
Restaurant closure costs, net	1,516	519	3,062	828
Closed corporate office costs, net of sublease income	162	209	416	475
Litigation contingencies	—	4,101	9,140	4,148
Asset disposal and other	348	14	1,713	438
Income tax effect	(1,181)	(7,989)	568	(9,215)
Adjusted net loss	$(10,371)	$(21,949)	$(22,843)	$(52,656)

Diluted loss per share:
Net loss as reported	$(0.87)	$(2.81)	$(1.34)	$(4.98)
Gift card breakage	0.03	—	0.03	(0.33)
Write-off of unamortized debt issuance costs	—	—	—	0.11
Other charges (gains), net:
Asset impairment	0.12	1.60	0.58	2.43
Gain on sale of restaurant property, net	(0.01)	—	(1.87)	(0.58)
Severance and executive transition	0.01	0.02	0.22	0.14
Other financing costs	—	—	—	0.09
Restaurant closure costs, net	0.10	0.03	0.19	0.05
Closed corporate office costs, net of sublease income	0.01	0.01	0.03	0.03
Litigation contingencies	—	0.26	0.58	0.26
Asset disposal and other	0.02	0.01	0.11	0.03
Income tax effect	(0.07)	(0.50)	0.04	(0.58)
Adjusted loss per share - diluted	$(0.66)	$(1.38)	$(1.44)	$(3.32)

Weighted average shares outstanding:
Basic	15,806	15,922	15,835	15,840
Diluted(4)	15,806	15,922	15,835	15,840
(1)    During 2022, the Company re-evaluated the estimated redemption pattern related to gift cards. The impact of this change in estimate comprised $5.9 million included in Other revenue, partially offset by $0.6 million in gift card commission costs included in Selling, general, and administrative expenses on the Consolidated Statements of Operations.
(2)     During 2022, the Company completed the refinancing of our Credit Facility and reported a non-cash charge associated with the write-off of unamortized debt issuance costs related to the remaining unamortized debt issuance costs.
(3)    Other financing costs includes legal and other charges related to the refinancing of our Credit Facility in 2022.
(4)    The impact of dilutive shares is excluded due to the reported net loss for all periods presented.

Schedule II
Reconciliation of Income (Loss) from Operations to Non-GAAP Restaurant-Level Operating Profit
(In thousands, unaudited)

	Thirteen Weeks Ended		Twelve Weeks Ended		Fifty-Three Weeks Ended		Fifty-Two Weeks Ended
	December 31, 2023		December 25, 2022		December 31, 2023		December 25, 2022
Income (loss) from operations	$(7,957)	(2.6)%	$(39,904)	(13.8)%	$4,542	0.3%	$(57,497)	(4.5)%

Less:
Franchise royalties, fees and other revenue	8,038	2.6%	11,044	3.8%	28,752	2.2%	35,345	2.8%

Add:
Other charges, net	4,063	1.3	30,725	10.6	(2,663)	(0.2)	38,961	3.1
Pre-opening costs	2	—	55	—	587	—	568	—
Selling	12,078	3.9	14,198	4.9	34,770	2.7	51,700	4.1
General and administrative expenses	22,703	7.3	20,246	7.0	89,360	6.9	84,912	6.7
Depreciation and amortization	13,938	4.5	17,321	6.0	66,190	5.1	76,245	6.0
Restaurant-level operating profit	$36,789	12.2%	$31,597	11.3%	$164,034	12.9%	$159,544	13.0%

Income (loss) from operations as a percentage of total revenues	(2.6)%		(13.8)%		0.3%		(4.5)%
Restaurant-level operating profit margin (as a percentage of restaurant revenue)	12.2%		11.3%		12.9%		13.0%

Schedule III
Reconciliation of Net Loss to EBITDA and Adjusted EBITDA
(In thousands, unaudited)

	Thirteen Weeks Ended	Twelve Weeks Ended	Fifty-Three Weeks Ended	Fifty-Two Weeks Ended
	December 31, 2023	December 25, 2022	December 31, 2023	December 25, 2022
Net loss as reported	$(13,733)	$(44,685)	$(21,228)	$(78,883)
Interest expense, net	6,030	4,745	25,796	19,882
Income tax provision (benefit)	(143)	294	310	747
Depreciation and amortization	13,938	17,321	66,190	76,245
EBITDA	6,092	(22,325)	71,068	17,991

Gift card breakage(1)	480	—	480	(5,246)
Other charges, net:
Asset impairment	1,942	25,486	9,130	38,534
Gain on sale of restaurant property, net	(129)	—	(29,543)	(9,204)
Severance and executive transition	224	326	3,419	2,280
Other financing costs(2)	—	70	—	1,462
Restaurant closure costs	1,516	519	3,062	828
Closed corporate office costs, net of sublease income	162	209	416	475
Litigation contingencies	—	4,101	9,140	4,148
Asset disposal and other	348	14	1,713	438
Adjusted EBITDA	$10,635	$8,400	$68,885	$51,706
(1)    During 2022, the Company re-evaluated the estimated redemption pattern related to gift cards. The impact of this change in estimate comprised $5.9 million included in Other revenue, partially offset by $0.6 million in gift card commission costs included in Selling, general, and administrative expenses on the Consolidated Statements of Operations.
(2)    Other financing costs includes legal and other charges related to the refinancing of our Credit Facility in 2022.